SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greentree Centre
Suite 311
Marlton, NJ  08053

(address of principal executive offices)   (Zip Code)

Registrants’s telephone number, including area code: (856) 810-8000

Item 5.  Other Events.

On May 24, 2004, the Company announced that it received a Notice of Additional Delinquency letter from the Nasdaq Listing Qualifications Hearings Department indicating that, in addition to the Company’s previously disclosed filing delinquency for the Form 10-K for the year ended December 31, 2003, the Company failed to timely file its Form 10-Q for the quarterly period ended March 31, 2004, as required by Nasdaq Marketplace Rule 4310(c)(14). The letter provides that the Company’s common stock is subject to delisting from The Nasdaq National Market as a result of the failure to timely file the Form 10-Q and that the Nasdaq Listing Qualifications Panel (the “Panel”) will consider this additional filing delinquency in rendering its decision whether to delist the Company’s common stock. Additional information concerning this matter is set forth in the Company’s May 24, 2004 press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	May 24, 2004	By:	/s/ John M. Suender
		Name:	John M. Suender
			Title:	Executive Vice President and Chief Legal Officer